EXHIBIT 4

Exhibit 4

INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

No.	TFS FINANCIAL CORPORATION	Shares

FULLY PAID AND NON-ASSESSABLE	CUSIP:____________
PAR VALUE $0.01 EACH

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that		is the owner of

SHARES OF COMMON STOCK

TFS Financial Corporation
a federal corporation

The shares evidenced by this certificate are transferable only on the books of TFS Financial Corporation by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

IN WITNESS WHEREOF, TFS Financial Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By		[SEAL]	By
	BERNARD S. KOBAK			MARC A. STEFANSKI
	CORPORATE SECRETARY			CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of TFS Financial Corporation (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter.

The Charter requires that, with limited exceptions, no amendment, addition, alteration, change or repeal of the Charter shall be made, unless such is first proposed by the Board of Directors of the Company, approved by the shareholders by a majority of the total shares eligible to be cast and submitted to the Office of Thrift Supervision for action as specified by law or regulation.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- ___________	Custodian	___________
			(Cust)		(Minor)
TEN ENT	- as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	- as joint tenants with right of survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list

For value received,                                                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

____________________________________________________________________________________________________Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ________________________________________________________________________ Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated.

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.